Exhibit 99.1

U.S. FDA Grants Fast Track Designation for Amicus Therapeutics’ Migalastat for Treatment of Fabry Disease

New Drug Application Submission on Track for 4Q17

CRANBURY, NJ, September 19, 2017 — Amicus Therapeutics (Nasdaq: FOLD) announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation for the oral precision medicine migalastat for the treatment of patients with Fabry disease with amenable mutations. The FDA’s Fast Track program is designed to expedite the development and review of drugs and biologics with the potential to treat serious or life-threatening conditions and with nonclinical or clinical data that demonstrate the potential to address unmet medical needs.(1)

Fabry disease is a progressive, inherited lysosomal storage disorder caused by an enzyme deficiency. The disease causes accumulation of specific lipids in tissues including the central nervous system, heart, kidneys, and skin. This abnormal accumulation can lead to debilitating consequences including pain, kidney failure, heart disease, and stroke.

“This Fast Track designation recognizes that Fabry is a serious disease and that migalastat has the potential to address the significant needs faced by this patient community,” stated John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc. “Migalastat is an oral precision medicine that may offer an important new treatment choice in the U.S. for people with Fabry who have not had a new treatment option in almost fifteen years. As we execute our international launch and continue pursuing global regulatory approvals for migalastat, it is our vision to bring this important treatment to even more people in more geographies who may benefit. We look forward to submitting our NDA and collaborating with the U.S. FDA throughout the regulatory process.”

The Company plans to submit a New Drug Application (NDA) for migalastat in the fourth quarter of 2017. Drugs with Fast Track designation may qualify for accelerated approval and priority review to expedite the FDA review process, if relevant criteria are met. This designation also provides frequent communication with the FDA throughout the review process.

Migalastat works by stabilizing the body’s own dysfunctional enzyme, so it can clear the accumulated disease substrate in patients who have amenable mutations (an estimated 35% to 50% of Fabry patients globally). An estimated 3,000 people in the U.S. are currently diagnosed with Fabry disease, more than any other country.

The European Commission (EC) granted full approval for migalastat, under the trade name Galafold™, as a first line therapy for long-term treatment of adults and adolescents aged 16 years and older with a confirmed diagnosis of Fabry disease (alpha-galactosidase A deficiency) and who have an amenable mutation. The EC approval was based on clinical data from two Phase 3 pivotal studies in both treatment-naïve (Study 011, or FACETS) and enzyme replacement therapy (ERT) switch patients (Study 012, or ATTRACT), as well as ongoing long-term extension studies.

Outside the EU, migalastat is approved in Switzerland, Israel, Australia and Canada, with regulatory submissions under review in Japan and additional geographies.

About Fast Track Designation(1)

Fast Track designation is intended to facilitate development and expedite review of drugs to treat serious and life-threatening conditions. A drug that is intended to treat a serious condition with nonclinical or clinical data that demonstrate the potential to address unmet medical need may qualify for Fast Track designation. When Fast Track designation is requested later in development, available clinical data should demonstrate the potential to address an unmet medical need. There are opportunities for frequent interactions with the review team for a fast track product. In addition, such a product could be eligible for priority review if supported by clinical data at the time of BLA, NDA, or efficacy supplement submission.

About Galafold™ and Amenable Mutations

Galafold™ (migalastat) is a first-in-class chaperone therapy approved in the European Union as a monotherapy for Fabry disease in patients with amenable mutations. Galafold works by stabilizing the body’s own dysfunctional enzyme, so it can clear the accumulation of disease substrate in patients who have amenable mutations.  A proprietary in vitro assay (Galafold Amenability Assay) has been used to classify more than 1,000 known GLA mutations as “amenable” or “not amenable” to treatment with Galafold. The EU label includes 331 GLA mutations that have been identified and determined to be amenable based on the Galafold Amenability Assay, which represent between 35% and 50% of the currently diagnosed Fabry population.

Healthcare providers in the EU may access the website www.Galafoldamenabilitytable.com to quickly and accurately identify which mutations are categorized as “amenable” or “not amenable” to Galafold. Amicus expects to submit additional updates to the EU label as additional GLA mutations are identified and tested in the Galafold Amenability Assay.

EU Important Safety Information

Treatment with Galafold should be initiated and supervised by specialists experienced in the diagnosis and treatment of Fabry disease. Galafold is not recommended for use in patients with a non-amenable mutation.

•                  Galafold is not intended for concomitant use with enzyme replacement therapy.

•                  Galafold is not recommended for use in patients with Fabry disease who have severe renal impairment (<30 mL/min/1.73 m2). The safety and efficacy of Galafold in children 0—15 years of age have not yet been established.

•                  No dosage adjustments are required in patients with hepatic impairment or in the elderly population.

•                  There is very limited experience with the use of this medicine in pregnant women. If you are pregnant, think you may be pregnant, or are planning to have a baby, do not take this medicine until you have checked with your doctor, pharmacist, or nurse.

•                  While taking Galafold, effective birth control should be used. It is not known whether Galafold is excreted in human milk.

•                  Contraindications to Galafold include hypersensitivity to the active substance or to any of the excipients listed in the PRESCRIBING INFORMATION.

•                  It is advised to periodically monitor renal function, echocardiographic parameters and biochemical markers (every 6 months) in patients initiated on Galafold or switched to Galafold.

•                  OVERDOSE: General medical care is recommended in the case of Galafold overdose.

•                  The most common adverse reaction reported was headache, which was experienced by approximately 10% of patients who received Galafold. For a complete list of adverse reactions, please review the SUMMARY OF PRODUCT CHARACTERISTICS.

•                  Call your doctor for medical advice about side effects.

For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu.

About Fabry Disease

Fabry disease is an inherited lysosomal storage disorder caused by deficiency of an enzyme called alpha-galactosidase A (alpha-Gal A), which is the result of mutations in the GLA gene. The primary biological function of alpha-Gal A is to degrade specific lipids in lysosomes, including globotriaosylceramide (referred to here as GL-3 and also known as Gb3). Lipids that can be degraded by the action of alpha-Gal A are called “substrates” of the enzyme. Reduced or absent levels of alpha-Gal A activity lead to the accumulation of GL-3 in the affected tissues, including the central nervous system, heart, kidneys, and skin. Progressive accumulation of GL-3 is believed to lead to the morbidity and mortality of Fabry disease, including pain, kidney failure, heart disease, and stroke. The symptoms can be severe, differ from patient to patient, and begin at an early age. All Fabry disease is progressive and may lead to organ damage regardless of the time of symptom onset.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, as well as novel enzyme replacement therapy (ERT) and biologic products for Fabry disease, Pompe disease, and other rare and devastating diseases.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the clinical development, regulatory approval pathway, and prospects and timing of regulatory submission and approval of our product candidates for the treatment of Fabry disease. Any express or implied statements contained in this press release that are not statements of historical fact, including interpretation of guidance given by the U.S. FDA may be deemed forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved in a timely manner or at all. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation, changes in FDA guidance for regulatory approval, risks regarding the FDA’s interpretation of our clinical trial results, including the risk that results from completed clinical trials that supported approval by regulators in other jurisdictions will not be sufficient for U.S. FDA purposes, the risk that the FDA will require additional studies or data, the risk that the timing of an NDA will be delayed or not be accepted by the FDA, the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidate and the potential that we may not be successful in commercializing our product candidates for Fabry disease in Europe or any other country in which approval is ultimately obtained, if any. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2016 and the Quarterly Report for the quarter ended June 30, 2017. The FDA guidance described in this release was given as of a specific date and the FDA could change its position on the clinical end points or other standards for review and/or approval. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

(1) http://www.fda.gov/downloads/Drugs/GuidanceComplianceRegulatoryInformation/Guidances/UCM358301.pdf

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino, IRC

Senior Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

W2O Group

Jennifer Paganelli
jpaganelli@purecommunications.com
(347) 658-8290

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